UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2010

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2010, the Company’s Board of Directors authorized (a) the immediate vesting of all outstanding stock options granted to the Company’s employees and independent directors under the Company’s 1994 Stock Option Plan, the 1994 Director’s Stock Option Plan, the 2004 Incentive Stock Plan, and the 2008 Incentive Stock Plan (the "2008 Plan") (together the "Plans"), and (b) the immediate satisfaction or lapse, as appropriate, of any and all restrictions on all restricted shares granted to the Company’s employees and independent directors under the Plans, upon the earlier to occur of (x) a "Change in Control" as defined in the 2008 Plan, or (y) a Board determination following a person becoming an "Acquiring Person" as defined in the Rights Agreement dated as of October 25, 2006 between the Company and BNY Mellon Shareowner Services LLC, frequently referred to as the Company’s "poison pill".

As of September 30, 2010, the total number of unvested shares of common stock under outstanding stock options, and of restricted shares of common stock subject to outstanding restrictions, was 1,801,947. As of that date, approximately 1,005,400 shares of common stock were available for future grant under the 2008 Plan and a total of 23,720,714 shares of common stock were outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

October 27, 2010	By:	Nicholas G. Berchtold

Name: Nicholas G. Berchtold
Title: Chief Financial Officer